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                                                                   Exhibit 10.70


                               AMENDMENT NO. 1 TO
                               MOTIENT CORPORATION
                             2002 STOCK OPTION PLAN


         THIS AMENDMENT NO. 1 TO MOTIENT CORPORATION 2002 STOCK OPTION PLAN (this "AMENDMENT") is hereby adopted by Motient Corporation (the "Company") this 23rd day of June, 2005.

         WHEREAS, the Company previously adopted the Motient Corporation 2002 Stock Option Plan (the "PLAN") which was effective on May 31, 2002;

         WHEREAS, Section 5.3 of the Plan provides that the Board of Directors of the Company (the "BOARD") may amend the Plan at any time, contingent on approval of the Company's stockholders to the extent stated by the Board or required by applicable law;

         WHEREAS, this Amendment was approved by the Board at its meeting held May 3, 2005 and this Amendment was approved by the stockholders of the Company at its 2005 Annual Meeting of Stockholders held on June 15, 2005; and

         WHEREAS, the Company now desires to amend the Plan in order to increase the number of shares of Common Stock, par value $.01 per share, of the Company that may be issued under the Plan from 2,993,024 shares to 5,493,024 shares.

         NOW THEREFORE, the Plan is hereby amended, effective as of the date hereof, as follows:

         1. Section 4 of the Plan is hereby amended to read in its entirety as follows:

         4.       STOCK SUBJECT TO THE PLAN

                  Subject to adjustment as provided in Section 13 hereof, the number of shares of Stock available for issuance under the Plan shall be five million four hundred ninety-three thousand twenty-four (5,493,024). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

         2. Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.


                            [Signature page follows]


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          IN WITNESS WHEREOF, Motient Corporation has caused this Amendment No.
1 to Motient Corporation 2002 Stock Option Plan to be executed on its behalf by its duly authorized officer as of the date first written above.


                                     MOTIENT CORPORATION


                                     By: /s/ Robert Macklin
                                         -----------------------------
                                         Robert Macklin
                                         General Counsel and Secretary